Exhibit 99.1
I. INDIVIDUAL SMOKER CASES
District of Columbia
Sims, et al. v. Philip Morris, Inc., et al., Case No. 1:01-CV-01107-GK, USDC, District of Columbia (case filed 5/23/01). Three individuals suing. In February 2003, the court denied plaintiffs’ motion for class certification. Plaintiffs subsequently filed motions seeking reconsideration and reversal of the order denying class certification, which motions were denied by the court in December 2006. No appeals were taken and there has been no further activity in this case.
Florida
a)	Engle Progeny Cases.
Pursuant to the Florida Supreme Court’s July 2006 ruling in Engle v. Liggett Group Inc., which decertified the Engle class on a prospective basis, former class members had one year from January 11, 2007 to file individual lawsuits. In addition, some individuals who filed suit prior to January 11, 2007, and who claim they meet the conditions in Engle, are attempting to avail themselves of the Engle ruling. Lawsuits by individuals requesting the benefit of the Engle ruling, whether filed before or after the January 11, 2007 mandate, are referred to as the Engle progeny cases. Certain of these cases were previously listed in this Exhibit 99.1, but are now generally referred to in this paragraph. As of December 31, 2008, Liggett and/or the Company were named in approximately 2,680 Engle progeny cases in both state and federal courts in Florida. These cases include approximately 9,620 plaintiffs. Duplicate cases were filed in federal and state court on behalf of approximately 660 of these plaintiffs. The total number of cases will likely increase as the court may require multi-plaintiff cases to be severed into individual cases. The total number of plaintiffs may increase as a result of attempts by existing plaintiffs to add additional parties. At present, trials have been scheduled or are likely to be scheduled for 50 Engle progeny cases during 2009. For more information on the Engle case, see Note 12. Contingencies. Certain Engle progeny cases are described below:
Ferlanti v. Liggett Group Inc., et al., Case No. 03-21697, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/11/03). One individual suing as Personal Representative of the estate and survivors of a deceased smoker. Liggett is the sole defendant in this action. Trial commenced on February 19, 2008 and the court declared a mistrial on February 22, 2008. Since that time, plaintiff amended her action to assert her status as a decertified Engle class member so that the case may proceed as an individual Engle progeny action. Trial of this matter will likely commence in February 2009.
Lukacs v. R. J. Reynolds Tobacco Company, et al., Case No. 01-38-22 CA23, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 12/15/01). One individual suing as Personal Representative of the estate and survivors of a deceased smoker, as a decertified Engle class member. In June 2002, the jury awarded $37,500,000 in compensatory damages, jointly and severally, which was subsequently reduced by the court. The jury found Liggett 50% responsible. In August 2008, the court entered judgment in the amount of $24,835,000, plus interest from June 2002. In October 2008, plaintiff withdrew her claim for punitive damages. In November 2008, the court entered final judgment. The defendants appealed the decision to the Third District Court of Appeal. For more information on the Lukacs case, see Note 12. Contingencies.

b)	Other Individual Cases.
Bryant v. Philip Morris Incorporated, et al., 50-2008-CA-25429 (AJ), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 8/25/08). One individual suing as personal representative of the estate and survivors of a deceased smoker.
Cowart v. Liggett Group Inc., Case No. 98-01483CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 3/16/98). One individual suing. Liggett is the only tobacco company defendant. The case is dormant.
Davis, et al. v. Liggett Group Inc., et al., Case No. 02-48914, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 10/4/02). Liggett is the only defendant in this action. In April 2004, a jury awarded compensatory damages of $540,000 against Liggett, plus interest. In addition, plaintiff’s counsel was awarded legal fees of $752,000. In October 2007, the compensatory award was affirmed by the Fourth District Court of Appeal, but the court certified certain issues to the Florida Supreme Court, which initially accepted jurisdiction. In December 2008, after oral argument, the Florida Supreme Court discharged jurisdiction and therefore, the compensatory damage award is final. In March 2008, the Fourth District Court of Appeal reversed and remanded the legal fee award for further proceedings in the trial court. The Company has accrued approximately $2,300,000 for this case at December 31, 2008.
Diamond v. R.J. Reynolds Tobacco Co., et al., Case No. 08-24533 (19), Circuit Court of the 17thJudicial Circuit, Florida, Broward County (case filed 5/30/08). One individual suing.
Grose v. R.J. Reynolds Tobacco Co., et al., Case No. 08-38276 (19), Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 8/15/08). One individual suing as personal representative of the estate and survivors of a deceased smoker.
Hikin, et al. v. Philip Morris Incorporated, et al., Case No. 08-57479(19), Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 11/21/08). Two individuals suing.
Laschke, et al. v. R.J. Reynolds, et al., Case No. 96-8131-CI-008, Circuit Court of the 6th Judicial Circuit, Florida, Pinellas County (case filed 12/20/96). Two individuals suing. The dismissal of the case was reversed on appeal, and the case was remanded to the trial court. Motions to dismiss were filed by the defendants and are pending.
Levine v. R.J. Reynolds Tobacco Company, et al., Case No. CL 95-98769 (AH), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 7/24/96). One individual suing. Plaintiff asserted claims for negligence and strict liability against each defendant and a claim for punitive damages against R.J. Reynolds. Although, plaintiff’s Liggett brand history is limited, a motion for summary judgment was denied by the court. The matter is set for trial in April 2009.
Meckler, et al. v. Liggett Group Inc., Case No. 97-03949-CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 7/10/97). One individual suing. Liggett is the only tobacco company defendant. The case is dormant.
Rawls, et al. v. Liggett Group Inc., Case No. 97-01354 CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 3/6/97). One individual suing. Liggett is the only tobacco company defendant. The case is dormant.

Spivak v. Philip Morris Incorporated, et al., Case No. 08-19309 (AH), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 6/26/08). One individual suing as personal representative of the estate and survivors of a deceased smoker.
Spry, et al. v. Liggett Group LLC, et al., Case No. 06-31216 CICI, Circuit Court of the 7th Judicial Circuit, Florida, Volusia County (case filed 7/27/06). Two individuals suing. Discovery is pending.
Louisiana
Dimm, et al. v. R.J. Reynolds, et al., Case No. 53919, Circuit Court of the 18th Judicial District Court, Louisiana, Iberville Parish (case filed 7/25/00). Seven individuals suing.
Hunter, et al. v. R. J. Reynolds Tobacco Company, et al., Case No. 2002/18748m, Circuit Court of the Civil District Court, Louisiana, Parish of Orleans (case filed 12/4/02). Two individuals suing.
Newsom, et al. v. R.J. Reynolds, et al., Case No. 105838, Circuit Court of the 16th Judicial District Court, Louisiana, St. Mary Parish (case filed 5/17/00). Five individuals suing.
Oser v. The American Tobacco Co., et al., Case No. 97-9293, Circuit Court of the Civil District Court, Louisiana, Parish of Orleans (case filed 5/27/97). One individual suing.
Reese, et al. v. R. J. Reynolds Tobacco Company, et al., Case No. 2003-12761, Circuit Court of the 22nd Judicial District Court, Louisiana, St. Tammany Parish (case filed 6/10/03). Five individuals suing.
Maryland
Jones, et ux. v. Liggett Group LLC, et al., Case No. 24-X-08-000036, Circuit Court for Baltimore City, (case filed 1/18/09). Plaintiff is suing certain cigarette and asbestos manufacturers for injuries allegedly caused by exposure to cigarette smoke and asbestos. Defendants’ time to respond to the complaint is March 9, 2009.
Mueller, Jr. et ux. v. Liggett Group LLC, et al., Case No. 24-X-06-000259, Circuit Court for Baltimore City, (case filed 10/10/08). One individual, Ada Mueller as personal representative of and surviving spouse of Louis Mueller, is suing certain cigarette and asbestos manufacturers for decedent’s injuries allegedly caused by exposure to cigarette smoke and asbestos. On January 9, 2009, Liggett filed an Answer and adopted a motion to dismiss filed by certain cigarette manufacturing defendants.
Mississippi
Cochran v. R.J. Reynolds Tobacco Company, et al., Case No. 2002-0366(3), Circuit Court, Mississippi, George County (case filed 12/31/02). One individual suing. In August 2008, defendants filed a motion to dismiss for failure to prosecute. On October 20, 2008, that motion was denied, without prejudice, with instructions for the parties to confer on a case management order.

Granger v. B.A.T. Industries, P.L.C., et al., Civil Action No. 3:08- CV -216-HTW-LRA, United States District Court, Southern District of Mississippi, Jackson Division (case filed 3/5/08). One individual suing. The case was originally filed in the Circuit Court of Copiah County, Mississippi and was removed to Federal Court in April 2008. In May 2008, plaintiff filed a motion to remand the case to state court. The court has stayed the action pending its decision on that motion for remand.
Missouri
Nuzum v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-CV-237237, Circuit Court, Missouri, Jackson County (case filed 5/21/03). Discovery is ongoing. Two individuals suing. Trial has been scheduled for October 19, 2009.
New York
Brantley v. The American Tobacco Company, et al., Case No. 114317/01, Supreme Court of New York, New York County (case filed 7/23/01). One individual suing.
Debobes v. The American Tobacco Company, et al., Case No. 29544/92, Supreme Court of New York, Nassau County (case filed 10/17/97). One individual suing.
Gouveia, et al. v. Fortune Brands, Inc., et al., Case No. 210671/04, Supreme Court of New York, Rensselaer County (case filed 9/16/1997). Two individuals suing. A Note of Issue was served on February 12, 2008. Summary Judgment motions had been filed in May 2008, but the court ordered that the parties revise and brief these motions after the outcome of a Court of Appeals case, Rose v. Brown & Williamson Tobacco Corp. The Rose case has now been decided, and defendants are to serve revised summary judgment motions by March 23, 2009.
Hausrath, et al. v. Philip Morris Inc., et al., Case No. I2001-09526, Supreme Court of New York, Erie County (case filed 01/24/02). Two individuals suing.
James v. The American Tobacco Company, et al., Case No. 103034/02, Supreme Court of New York, New York County (case filed 4/4/97). One individual suing.
Shea, et al. v. The American Tobacco Company, et al., Case No. 008938/03, Supreme Court of New York, Nassau County (case filed 10/17/97). Two individuals suing.
Standish v. The American Tobacco Company, et al., Case No. 18418-97, Supreme Court of New York, Bronx County (case filed 7/28/97). One individual suing.
Tomasino, et al. v. The American Tobacco Company, et al., Case No. 027182/97, Supreme Court of New York, Nassau County (case filed 9/23/97). Two individuals suing.
Tormey, et al. v. The American Tobacco Company, et al., Case No. 2005-0506, Supreme Court of New York, Onondaga County (case filed 1/25/05). Two individuals suing.
Yedwabnick, et al. v. The American Tobacco Company, et al., Case No. 20525/97, Supreme Court of New York, Queens County (case filed 9/19/97). One individual suing. A Note of Issue requesting a trial date is scheduled to be filed on March 27, 2009.

Ohio
Croft, et al. v. Akron Gasket & Packing, et al., Case No. CV04541681, Court of Common Pleas, Ohio, Cuyahoga County (case filed 8/25/05). Two individuals suing.
West Virginia
Brewer, et al. v. The American Tobacco Company, et al., Case No. 01-C-82, Circuit Court, West Virginia, Ohio County (case filed 3/20/01). Two individuals suing.
Little v. The American Tobacco Company, et al., Case No. 01-C-235, Circuit Court, West Virginia, Ohio County (case filed 6/4/01). One individual suing.
II. CLASS ACTION CASES
a)	Smoking Related
Brown, et al. v. American Tobacco Co., Inc., et al., Case No. 711400, Superior Court of California, County of San Diego (case filed 10/1/97). In April 2001, under the California Unfair Competition Laws and the Consumer Legal Remedies Act, the court granted in part the plaintiffs’ motion for certification of a class composed of residents of California who smoked at least one of the defendants’ cigarettes from June 10, 1993 through April 23, 2001, and who were exposed to the defendants’ marketing and advertising activities in California. The action was brought against the major U.S. cigarette manufacturers, including Liggett, seeking to recover restitution, disgorgement of profits and other equitable relief under California Business and Professions Code. Certification was granted as to the plaintiffs’ claims that the defendants violated § 17200 of the California Business and Professions Code pertaining to unfair competition. The court, however, refused to certify the class under the California Legal Remedies Act or the plaintiffs’ common law claims. Following the November 2004 passage of a proposition in California that changed the law regarding cases of this nature, the defendants moved to decertify the class. In March 2005, the court granted the defendants’ motion. In May 2005, the plaintiffs appealed. In September 2006, the California Court of Appeal affirmed the order decertifying the class. In October 2006, the plaintiffs filed a petition for review with the California Supreme Court. The petition for review was granted in November 2006. Oral argument is scheduled for March 3, 2009.
Cleary, et al. v. Philip Morris, Inc., et al., Case No. 2000 L004952, Circuit Court of the State of Illinois, Cook County (case filed 6/3/98). The action was brought on behalf of persons who have allegedly been injured by (1) the defendants’ purported conspiracy pursuant to which defendants allegedly concealed material facts regarding the addictive nature of nicotine; (2) the defendants’ alleged acts of targeting their advertising and marketing to minors; and (3) the defendants’ claimed breach of the public’s right to defendants’ compliance with laws prohibiting the distribution of cigarettes to minors. The plaintiffs request that the defendants be required to disgorge all profits unjustly received through their sale of cigarettes to plaintiffs, which in no event will be greater than $75,000 each, inclusive of punitive damages, interest and costs. In April 2005, the plaintiffs filed a second amended complaint. In February 2006, a hearing on the defendants’ motion to dismiss occurred. The court dismissed count V (public nuisance) and count VI (unjust enrichment) and, although the plaintiffs’ motion for reconsideration was granted in part and denied in part, the court did not revive the plaintiffs’ public nuisance and unjust enrichment claims. In July 2006, the plaintiffs filed a motion for class certification and a class certification hearing was conducted in September 2007. The parties are awaiting a decision.

Merits discovery was stayed pending a ruling by the court on class certification; class certification discovery is ongoing. A status conference is scheduled for October 20, 2009.
In Re: Tobacco Litigation (Personal Injury Cases), Case No. 00-C-5000, Circuit Court, West Virginia, Ohio County (case filed 1/18/00). Although not technically a class action, the court consolidated approximately 750 individual smoker actions that were pending prior to 2001 for trial on some common related issues. Liggett was severed from trial of the consolidated action. A conference was held on February 10, 2009 to set a scheduling order and trial date. For more information on this case, see Note 12. Contingencies.
Parsons, et al. v. Liggett Group Inc., et al., Case No. 98-C-388, Circuit Court, State of West Virginia, Kanawha County (case filed 4/9/98). This personal injury class action is brought on behalf of plaintiff’s decedent and all West Virginia residents having claims for personal injury arising from exposure to both cigarette smoke and asbestos fibers. The case is stayed as a result of bankruptcy petitions filed by three defendants.
Schwab, et al. v. Philip Morris USA, Inc., et al., Case No. 1:04-CV-01945-JBW-SMG, USDC, Eastern District of New York (case filed 5/11/04). This class action sought economic damages on behalf of plaintiffs and all others similarly situated under the RICO act challenging the practices of defendants in connection with the marketing, advertising, promotion, distribution and sale of “light” cigarettes. In September 2006, the court certified a nationwide class of “light” smokers. The defendants appealed the certification and, in April 2008, the United States Court of Appeals for the Second Circuit decertified the class. The case has been remanded to the district court. To date, no further proceedings have been held. The time for defendants to respond to the Second Amended Complaint is April 6, 2009.
Young, et al. v. The American Tobacco Company, et al., Case No. 2:97-CV-03851, Civil District Court, State of Louisiana, Orleans Parish (case filed 11/12/97). This purported personal injury class action is brought on behalf of plaintiff and all similarly situated residents in Louisiana who, though not themselves cigarette smokers, have been exposed to secondhand smoke from cigarettes which were manufactured by the defendants, and who suffered injury as a result of that exposure. The plaintiffs seek to recover an unspecified amount of compensatory and punitive damages. In October 2004, the trial court stayed this case pending the outcome of the appeal in Scott v. American Tobacco Co., Inc. For more information on the Scott case, see Note 12. Contingencies.
b)	Price Fixing
Smith, et al. v. Philip Morris Companies, Inc., et al., Case No. 00-CV-26, District Court, Kansas, Seward County (case filed 2/7/00). In this class action, plaintiffs allege that defendants conspired to fix, raise, stabilize, or maintain prices for cigarettes in the State of Kansas. The court granted class certification in November 2001and discovery is proceeding. No trial date has been set.
III. GOVERNMENTAL ACTIONS
City of St. Louis, et al. v. American Tobacco Company, Inc., et al., Case No. CV-982-09652, Circuit Court, State of Missouri, City of St. Louis (case filed 12/4/98). City of St. Louis and approximately 40 hospitals (approximately 50 hospitals originally sued, but nine have dismissed their claims with prejudice) seek to recover past and future costs expended to provide healthcare to Medicaid, medically indigent, and non-paying patients suffering from tobacco-related illnesses. In June 2005, the court granted defendants’ motion for summary judgment as to claims for damages which accrued prior to November 16, 1993. The claims for damages which accrued after November 16, 1993 are pending. Discovery is ongoing. Trial is presently scheduled to commence on January 11, 2010, but, on February 10, 2009, the Court heard argument regarding the resetting of the trial date to sometime later in 2010.

Crow Creek Sioux Tribe v. American Tobacco Company, et al., Case No. CV 97-09-082, Tribal Court of the Crow Creek Sioux Tribe, State of South Dakota (case filed 9/26/97). The plaintiffs seek to recover actual and punitive damages, restitution, funding of a clinical cessation program, funding of a corrective public education program and disgorgement of unjust profits from sales to minors. The plaintiffs claim that the defendants are liable under the following theories: unlawful marketing and targeting of minors, contributing to the delinquency of minors, unfair and deceptive acts or practices, unreasonable restraint of trade and unfair methods of competition, negligence, negligence per se, conspiracy and restitution of unjust enrichment. The case is dormant.
IV. THIRD-PARTY PAYOR ACTIONS
General Health Services (Kupat Holim Clalit) v. Philip Morris, Inc., et al., Case No. 1571/98, District Court, Israel, Jerusalem (case filed 9/28/98). General Health Services seeks monetary damages and declaratory and injunctive relief on behalf of itself and all of its members against the major United States tobacco manufacturers. Motions filed by the defendants are pending before the Israel Supreme Court, seeking appeal from a lower court’s decision granting leave to plaintiff for foreign service of process. For more information on the General Health Services case, see Note 12. Contingencies.
National Committee to Preserve Social Security and Medicare, et al. v. Philip Morris USA, Inc., et al., 1:08-CV-02021-RJD-JO, USDC, Eastern District of New York (case filed 5/20/08). Plaintiffs filed this action pursuant to the Medicare as Secondary Payer (“MSP”) statute to recover for Medicare expenditures made from May 21, 2002 to the present. Defendants’ Motion to Dismiss and Plaintiffs’ Motion for Partial Summary Judgment were filed in July 2008 and have been fully briefed. A hearing on the motions was held on November 20, 2008 and the parties are awaiting a decision.